UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011 (October 18, 2011)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	13-3444607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

(Address of Principal Executive Offices including Zip Code)

(914) 345-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreeement.

Purchase Agreement

On October 18, 2011, Regeneron Pharmaceuticals, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., as initial purchaser (the “Initial Purchaser”) , relating to the sale of $400 million aggregate principal amount of 1.875% Convertible Senior Notes due October 1, 2016 (the “Notes”) to the Initial Purchaser. The Company also granted the Initial Purchaser an option to purchase up to an additional $60 million aggregate principal amount of the Notes.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated as of October 21, 2011 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee, which includes a form of Note. The Notes will pay interest semi-annually on April 1 and October 1 at an annual rate of 1.875%, and will mature on October 1, 2016, unless earlier converted or repurchased. The Notes will be convertible, subject to certain conditions, into cash, shares of common stock of the Company (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s option. The initial conversion rate for the Notes will be 11.9021 shares of Common Stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $84.02 per share, representing a conversion premium of approximately 30% above the closing price of the Common Stock of $64.63 per share on October 17, 2011.

Prior to the close of business on the business day immediately preceding July 1, 2016, the Notes will be convertible only upon satisfaction of one or more of the following conditions:

•

during any calendar quarter commencing after the calendar quarter ending December 31, 2011 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any ten consecutive trading-day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the ten-day measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events.

On or after July 1, 2016, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing at the applicable conversion rate.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes will have the option to require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the applicable repurchase date. In addition, following certain corporate transactions, the Company, under certain circumstances, will increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such corporate transaction.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately. In certain circumstances if the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing. In addition, if, and for so long as, the restrictive legend on the Notes has not been removed or the Notes are not otherwise freely tradable by holders of the Notes (other than the Company’s affiliates) as of the 365th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes until such restrictive legend is removed and the Notes are freely tradable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, on October 18, 2011, the Company entered into convertible note hedge and warrant transactions with four counterparties, including the Initial Purchaser (the “Option Counterparties”). The convertible note hedge transactions are intended generally to reduce potential dilution to the Common Stock upon conversion of the Notes in the event that the price per share of the Common Stock, at the time of exercise, is greater than the strike price of the convertible note hedges, which corresponds to the initial conversion price of the Notes and is similarly subject to customary anti-dilution adjustments. However, the warrant transactions will have a dilutive effect to the extent that the market price per share of the Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant during the valuation period at the maturity of the warrants. The strike price of the warrants will initially be approximately $103.41 per share, which is approximately 60% above the closing sale price of the Common Stock on October 17, 2011. The Company paid an aggregate of $23.7 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from the Option Counterparties a number of shares of Common Stock, an amount of cash or a combination of cash and shares of Common Stock, generally based on the amount by which the market price per share of Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of the Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the valuation period at the maturity of the warrants, the Company will owe the Option Counterparties a number of shares of Common Stock (or, at its option, the cash value thereof) in an amount based on the excess of such market price per share of the Common Stock over the strike price of the warrants.

The foregoing description of the convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to the confirmations relating to the convertible note hedge transactions and the confirmations relating to the warrant transactions with each of the four Option Counterparties, which are filed as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, on October 21, 2011, the Company issued $400 million aggregate principal amount of Notes to the Initial Purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s Common Stock, or a combination thereof, as described in this Report.

Also as described in Item 1.01 of this Report, on October 18, 2011, the Company entered into warrant confirmation transactions with each of the Option Counterparties relating to the convertible note hedge and warrant transactions. Pursuant to the warrant confirmation transactions, up to 4,760,840 shares of Common Stock (subject to adjustment from time to time as provided in the warrant confirmations) may be issuable upon the conversion of warrants. The strike price of the warrant transaction will initially be $103.41 per share. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of Common Stock issuable upon the conversion of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The net proceeds from the Notes offering were approximately $391.3 million, after deducting the Initial Purchaser’s discount and estimated offering expenses. Although the proceeds to the Company from the sale of the warrants was approximately $93.8 million, the Company paid an aggregate of $23.7 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions, and as a result, there were no additional net proceeds to the Company from the bond hedge and warrant transactions.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of October 18, 2011, between Regeneron Pharmaceuticals, Inc. and Goldman, Sachs & Co.

4.1	Indenture, dated as of October 21, 2011, between Regeneron Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 1.875% Convertible Senior Note due October 1, 2016

10.1	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Goldman, Sachs & Co. and Regeneron Pharmaceuticals, Inc.

10.2	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Goldman, Sachs & Co. and Regeneron Pharmaceuticals, Inc.

10.3	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Citibank, N.A. and Regeneron Pharmaceuticals, Inc.

10.4	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Citibank, N.A. and Regeneron Pharmaceuticals, Inc.

10.5	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Credit Suisse International and Regeneron Pharmaceuticals, Inc.

10.6	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Credit Suisse International and Regeneron Pharmaceuticals, Inc.

10.7	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Morgan Stanley & Co. International plc and Regeneron Pharmaceuticals, Inc.

10.8	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Morgan Stanley & Co. International plc and Regeneron Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa
Name:	Joseph J. LaRosa
Title:	Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated as of October 18, 2011, between Regeneron Pharmaceuticals, Inc. and Goldman, Sachs & Co.

4.1	Indenture, dated as of October 21, 2011, between Regeneron Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 1.875% Convertible Senior Note due October 1, 2016

10.1	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Goldman, Sachs & Co. and Regeneron Pharmaceuticals, Inc.

10.2	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Goldman, Sachs & Co. and Regeneron Pharmaceuticals, Inc.

10.3	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Citibank, N.A. and Regeneron Pharmaceuticals, Inc.

10.4	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Citibank, N.A. and Regeneron Pharmaceuticals, Inc.

10.5	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Credit Suisse International and Regeneron Pharmaceuticals, Inc.

10.6	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Credit Suisse International and Regeneron Pharmaceuticals, Inc.

10.7	Master Terms and Conditions for Convertible Note Hedging Transactions, dated October 18, 2011, between Morgan Stanley & Co. International plc and Regeneron Pharmaceuticals, Inc.

10.8	Master Terms and Conditions for Base Warrants, dated October 18, 2011, between Morgan Stanley & Co. International plc and Regeneron Pharmaceuticals, Inc.